                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                     WESTERN CAPITAL FINANCIAL CORPORATION
                              A Nevada Corporation


JOHANN DE VILLIERS and KENNETH MACLEOD certify that:

1. They are the President and Secretary, respectively, of WESTERN CAPITAL FINANCIAL CORPORATION, a Nevada corporation.

2. The Articles of Incorporation of the corporation are amended and restated to read in its entirety as follows:

                                   "ARTICLE I
                                    ---------

     The name of this corporation is Global Diamond Resources, Inc.

                                   ARTICLE II
                                   ----------

     This corporation shall have perpetual existence.

                                  ARTICLE III
                                  -----------

     The purpose of this corporation is to engage in any lawful activity permitted under the laws of the State of Nevada.

                                   ARTICLE IV
                                   ----------

     The total number of shares that may be issued by the corporation is Thirty-Five Million (35,000,000) shares, of which Twenty-Five Million (25,000,000) shares with a par value of $.001 per share, amounting in the aggregate to Twenty-Five Thousand Dollars ($25,000) shall be designated "Common Stock," and of which Ten Million (10,000,000) shares with a par value of $.001 per share, amounting in the aggregate to Ten Thousand Dollars ($10,000) shall be designated "Preferred Stock." The Preferred Stock may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Stock, to determine the designation of any such series and to determine or alter the rights, preferences, privileges, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

                                 ARTICLE V
                                 ---------

          The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation and cumulative voting is denied.

                                   ARTICLE VI
                                   ----------

          The principal place of business of this corporation in the State of Nevada is One East First Street, Reno, Nevada 89501.

                                  ARTICLE VII
                                  -----------

          The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, provided that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3), but not less than the number of stockholders.

          The names and post office box or street addresses of the directors of the first board of directors are as follows:


     NAME                          ADDRESS
     ----                          -------
Mark Kallenberger        3 Civic Plaza
                         Suite 163
                         Newport Beach, California 92660

James R. Lewis           14772 Plaza Drive
                         Tustin, California 92681

Jerry R. Berglund        1945 West 3rd Avenue
                         Denver, Colorado 80223


                                  ARTICLE VIII
                                  ------------

          The name and address of the initial Incorporator is as follows: Mark Kallenberger, 3 Civic Plaza, Suite 163, Newport Beach, California 92660.

                                 ARTICLE IX
                                 ----------

          The personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer shall be eliminated to the fullest extent permissible under Nevada law except for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes.

          If the Nevada Revised Statutes are hereinafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, so as amended.

          Any repeal or modification of the foregoing provisions of Article IX by the stockholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing prior to the date when such repeal or modification becomes effective.

                                   ARTICLE X
                                   ---------

          This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation."


3. The foregoing Amended and Restated Articles of Incorporation have been duly approved by all members of the corporation's board of directors by resolutions duly adopted by Unanimous Written Consent dated June 21, 1995.

4. The foregoing Amended and Restated Articles of Incorporation have been duly approved by at least a majority of the stockholders of the corporation entitled to vote by resolutions duly adopted at a special meeting held on July 7, 1995.

Each of the undersigned hereby declares and certifies that the matters set forth in the foregoing Amended and Restated Articles of Incorporation are true and correct to his or her knowledge and that this certificate was executed on July ___, 1995, at Newport Beach, California.4.


                                    ______________________________________
                                    JOHANN DE VILLIERS


                                    ______________________________________
                                    KENNETH MACLEOD

STATE OF CALIFORNIA )
                    ) ss.
COUNTY OF           )

     On July ___, 1995 before me, ______________________________________
personally appeared JOHANN DE VILLIERS, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and office seal.


______________________________________
Notary Public
                                              (Seal)



STATE OF CALIFORNIA )
                    ) ss.
COUNTY OF           )

     On July ___, 1995 before me, ______________________________________
personally appeared KENNETH MACLEOD, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and office seal.


______________________________________
Notary Public
                                              (Seal)